     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 1998

                                                      REGISTRATION NO. 333-43111
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 3 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            KRAUSE'S FURNITURE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           5710                          77-0310773
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYEE
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                             200 NORTH BERRY STREET
                          BREA, CALIFORNIA 92821-3903
                                 (714) 990-3100
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                PHILIP M. HAWLEY
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            KRAUSE'S FURNITURE, INC.
                             200 NORTH BERRY STREET
                          BREA, CALIFORNIA 92821-3903
                                 (714) 990-3100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                  COPIES OF ALL COMMUNICATIONS TO BE SENT TO:

           JUDITH OLSON LASKER, ESQ.                          STEVEN D. PIDGEON, ESQ.
            KRAUSE'S FURNITURE, INC.                          MICHAEL B. MALEDON, ESQ.
            200 NORTH BERRY STREET,                         J. MICHAEL CHRISTOPHER, ESQ.
          BREA, CALIFORNIA 92821-3903                            SNELL & WILMER LLP
                  714-990-3100                                   ONE ARIZONA CENTER
                      AND                                   PHOENIX, ARIZONA 85004-0000
            MICHAEL J. CONNELL, ESQ.                                602-382-6000
            MORRISON & FOERSTER LLP
             555 WEST FIFTH STREET
       LOS ANGELES, CALIFORNIA 90013-1024
                  213-892-5200

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE


=================================================================================================================================
TITLE OF EACH CLASS OF                                                                                            AMOUNT OF
SECURITIES                       AMOUNT TO BE       PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE       REGISTRATION
TO BE REGISTERED                REGISTERED(1)           PRICE PER UNIT(1)            OFFERING PRICE(1)              FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $.001.....................    4,840,000 shares               $3.00                     $14,520,000               $4,283.40
=================================================================================================================================


(1) Estimated solely for purpose of calculating the amount of the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq SmallCap Market on December 18, 1997 in accordance with Rule 457(c) under the Securities Act of 1933.

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


Registration Fee........................................  $  4,283.40*
Printing and Engraving..................................   100,000.00*
Legal Fees and Expenses.................................   250,000.00*
Underwriters' Non-accountable Expense Allowance.........   138,233.00* **
Accountants' Fees and Expenses..........................   150,000.00*
AMEX Listing Fee........................................    50,000.00*
                                                          -----------
          Total***......................................  $692,516.40*
                                                          ===========


---------------


  * Estimated.



 ** Calculated at 2% of total sales price at an assumed offering price of $3.00 per share, without giving effect to the Underwriters' over-allotment option.



*** All costs to be borne by the Company.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the DGCL contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(a)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Certificate of Incorporation of the Company eliminates the liability of each of its directors to its stockholders or the Company for monetary damages for breach of fiduciary duty to the full extent provided by the Delaware General Corporation Law (the "DGCL"), as such law exists or may hereafter be amended.

     Indemnification applies to any threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative. Indemnification may include all expenses (including attorneys' fees, judgments, fines, ERISA excise taxes and amounts paid in settlement) reasonably incurred by the indemnified person.

     The Company maintains a directors and officers liability and reimbursement insurance policy intended to reimburse the Company for any payments made by it pursuant to its indemnification obligations.

     The foregoing statements are subject to the detailed provisions of Section 102(a)(7) of the DGCL and the Certificate of Incorporation of the Company, as applicable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     1. Within the past three years the Company sold an aggregate of 1,677 shares of Common Stock to one employee for consideration in the aggregate amount of $5,150 pursuant to the Company's 1990 Employees Stock Option Plan.

     2. From May 13, 1996, through June 19, 1996, the Company sold an aggregate principal amount of $950,000 of its Series 1996-I and Series 1996-II Convertible Promissory Notes (the "Notes") to certain directors, officers and 5% stockholders of the Company and parties related to them. In connection with the General Electric Capital Corporation ("GECC") financing, the holders of the Notes converted the principle amount and accrued interest due under the Notes into an aggregate of 970,140 shares of Common Stock at a conversion price of $1.00 per share. The purchasers of the Notes were certain officers, directors and affiliates of the Company.

     3. On May 21, 1996, the Company issued its Demand Promissory Note in the principal amount of $1,500,000 to Edson Investments, Inc. ("Edson"). On July 2, 1996, the Company issued a second Demand Promissory Note in the principal amount of $500,000 to Edson. In connection with the GECC financing, Edson acquired 2,096,111 shares of Common Stock at a price of $1.00 per share in consideration for its cancellation of the Company's obligation to repay the principal and accrued interest of the $96,111 owed under these Demand Promissory Notes. Edson changed its name to Japan Omnibus Ltd. and is the Selling Stockholder in this Registration Statement.

     4. On August 26, 1996, and September 10, 1996, the Company completed a private placement of 10,699,000 shares of Common Stock to 55 investors, some of whom are related to each other, at a price of $1.00 per share. In addition, the Company issued its subordinated note in the aggregate principal amount of $5,000,000 and a warrant to purchase 1,400,000 additional shares of Common Stock at a purchase price of $.001 per share to GECC. The purchasers of shares in this private placement and the number of shares purchased are as follows:

                                    NO. OF SHARES             NO. OF SHARES
             NAME                 ON AUGUST 26, 1996      ON SEPTEMBER 10, 1996
             ----                --------------------    -----------------------
GECC...........................             5,000,000
Permal Noscal Ltd..............               405,000
Zaxis Partners, L.P............                40,000
Sidney Kimmel..................                50,000
Quadra Appreciation Fund,
  Inc..........................                 5,000
Branagh Revocable Trust........                 5,000
Sanford J. Colen...............                20,000
Jean R. Perrette...............               250,000
Isaac Robert Souede............               250,000
Thomas M. DeLitto..............                25,000
C. Redington Barrett, III......                 5,000
Hurley & Co....................                35,000
United Gulf Bank...............               225,000
ATCO Holdings Ltd..............               400,000
ATCO Development, Inc..........               100,000
G(2) Investment Partners.......                60,000                     30,000
Fairmont Services Ltd..........               400,000
Carlton Securities N.V.........               100,000
Emmanual Bagdjian..............               210,000
Heliopolis Inc.................               100,000
T. Michael Wallace.............               100,000                    300,000
Gary S. Gladstein..............               100,000                    100,000
Peter L. Rhulen................               100,000
Pollat, Evans & Co., Inc.......                15,000
Maureen Erin Hawley Trust I....               112,500
Allison Booth Hawley Trust I...               112,500
Caitlin Hale Hawley Trust I....               112,500
Shannon Follen Hawley Trust
  I............................               112,500
Hawley Family Trust............               500,000
Philip M. Hawley...............                30,000
Dr. Philip M. Hawley, Jr.......                20,000
H.D. Investment Group, Inc.....                                           25,000
Morgan Adams, Inc..............                                           50,000
Theodore D. Konopisos..........                                           22,000

                                    NO. OF SHARES             NO. OF SHARES
             NAME                 ON AUGUST 26, 1996      ON SEPTEMBER 10, 1996
             ----                --------------------    -----------------------
William A. MacLaughlin IRA.....                                           25,000
Gregory M. Simon...............                                           20,000
Hugh H. Wilson, Jr.............                                           15,000
Codell Holdings Ltd............                                          100,000
J. Stephen Emerson IRA.........                                          100,000
J. Stephen Emerson.............                                          100,000
Paul Marciano Trust............                                          100,000
G. Tyler Runnels...............                                           50,000
Charles Perez..................                                          100,000
JMG Capital Partners L.P.......                                           50,000
William C. Miller, IV..........                                           25,000
Tendencia Investments
  Overseas.....................                                          250,000
Lawrence S. Black..............                                           50,000
Maureen Erin Hawley Trust II...                                           25,000
Allison Booth Hawley Trust
  II...........................                                           25,000
Caitlan Hale Hawley Trust II...                                           25,000
Shannon Follen Hawley Trust
  II...........................                                           25,000
Ian and Francine Jack..........                                           10,000
Keith and Tanya Jacobs.........                                           10,000
J. Richard Cordsen.............                                           27,000
J.D. Yates.....................                                           10,000

     5. On August 14, 1997, the Company concluded a Supplemental Securities Purchase Agreement (the "1997 Financing") among the Company, GECC and Japan Omnibus Ltd. ("JOL"). Under the terms of the 1997 Financing, the Company sold subordinated notes in an aggregate principal amount of $3,000,000 to GECC and JOL. The Company issued warrants in conjunction with the notes, as follows: (i) to GECC a warrant to purchase 600,000 shares of the Common Stock at a purchase price of $1.25 per share and to JOL a warrant to purchase 140,000 shares of the Common Stock at a purchase price of $1.25 per share; (ii) to GECC and JOL warrants for the purchase of up to 1,000,000 shares of the Company's common stock at a price of $0.01 per share (the "Performance Warrants"); the Performance Warrants will be canceled if the Company meets certain economic performance targets. The Company also agreed to issue additional warrants if it draws on the standby credit facility. The Company borrowed funds pursuant to the standby credit facility on December 30, 1997 and issued to GECC and JOL additional warrants to purchase 400,000 and 160,000 shares of Common Stock, respectively, at $1.25 per share.

     Except for the issuance of the Series 1996-II Convertible Promissory Notes and the shares of Common Stock acquired upon conversion thereof described in item 2, the issuances of securities in the above transactions were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) thereof or Regulation D promulgated thereunder as transactions not involving a public offering. The issuance of Series 1996-II convertible Promissory Notes and the shares of Common Stock acquired upon conversion thereof described in item 2 above, were deemed exempt from registration under Securities Act in reliance on Regulation S promulgated thereunder.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  EXHIBITS


  EXHIBIT
   NUMBER                            DESCRIPTION
  --------                           -----------
     1       Form of Underwriting Agreement.
   * 3.1     Certificate of Incorporation.(1)
   * 3.1a    Certificate of Amendment of Certificate of Incorporation
             dated November 28, 1994.(5)
   * 3.1b    Certificate of Amendment of Certificate of Incorporation
             dated August 1, 1995.(6)
   * 3.1c    Certificate of Amendment of Certificate of Incorporation
             dated June 7, 1996.(7)
   * 3.1d    Certificate of Amendment of Certificate of Incorporation
             dated August 1, 1996.(7)
   * 3.2     By-laws.(1)
   * 4.1     Loan and Security Agreement dated January 20, 1995 by and
             between Congress Financial Corporation (Western) and
             Krause's Sofa Factory and Castro Convertible Corporation.(3)
   * 4.1a    First Amendment to Loan and Security Agreement dated May 10,
             1996 by and between Congress Financial Corporation (Western)
             and Krause's Sofa Factory and Castro Convertible
             Corporation.(6)
   * 4.1b    Second Amendment to Loan and Security Agreement dated as of
             August 26, 1996 by and between Congress Financial
             Corporation (Western) and Krause's Sofa Factory and Castro
             Convertible Corporation.(10)
   * 4.1c    Third Amendment to Loan and Security Agreement dated as of
             November 25, 1996 by and between Congress Financial
             Corporation (Western) and Krause's Sofa Factory and Castro
             Convertible Corporation.(10)
   * 4.1d    Amended and Restated Subordination Agreement dated as of
             August 26, 1996 by and between Congress Financial
             Corporation (Western) and Krause's Furniture, Inc.(10)
   * 4.1e    Fourth Amendment to Loan and Security Agreement dated as of
             August 14, 1997 by and between Congress Financial
             Corporation (Western) and Krause's Sofa Factory and Castro
             Convertible Corporation.(12)
   * 4.1f    Fifth Amendment to Loan and Security Agreement dated as of
             December 11, 1997 by and between Congress Financial
             Corporation (Western) and Krause's Custom Crafted Furniture
             Corp. and Castro Convertible Corporation.(13)
   * 4.1g    Letter agreement between Krause's Furniture, Inc. and
             Congress Financial Corporation (Western).(12)
   * 4.2     Guarantee dated January 20, 1995 by Krause's Furniture, Inc.
             to Congress Financial Corporation (Western).(3)
   * 4.5     Certificate of Designations of Preferred Stock.(4)
     5       Opinion of Morrison & Foerster LLP with respect to legality.
   *10.1     1994 Directors Stock Option Plan.(5)
   *10.2     1990 Employees Stock Option Plan.(2)
   *10.3     Form of Securities Purchase Agreement between the Company
             and GECC dated as of August 26, 1996.(8)
   *10.4     Form of $5,000,000 10% Subordinated Pay-In-Kind Note due
             August 31, 2001.(8)
   *10.5     Form of Warrant to Purchase 1,400,000 Shares of Common
             Stock. (8)
   *10.6     Form of Securities Purchase Agreement between the Company
             and Certain Stockholders dated as of August 26, 1996.(8)
   *10.7     Form of Stockholders Agreement among the Company, GECC and certain other stockholders of the Company dated as of August
             26, 1996.(8)
   *10.8     Form of Registration Rights Agreement among the Company and
             GECC and certain other stockholders of the Company dated as of August 26, 1996.(8)
   *10.9     Employment Agreement with Philip M. Hawley.(8)
   *10.10    1997 Stock Incentive Plan.(11)
   *10.11    Supplemental Securities Purchase Agreement among Krause's
             Furniture, Inc., General Electric Corporation and Japan
             Omnibus Ltd., dated as of August 14, 1997.(12)
   *10.12    Letter agreement dated August 14, 1997 regarding Permal
             Group shares.(12)

  EXHIBIT
   NUMBER                            DESCRIPTION
  --------                           -----------
   *10.13    Letter agreement dated August 14, 1997 regarding warrant
             dilution provisions.(12)
   *10.14    Form of Amendment to Registration Rights Agreement and
             Stockholders Agreement among the Company and GECC and
             certain other stockholders of the Company dated as of August
             14, 1997.
   *10.15    Form of Succession Agreement by and between the Company and
             Philip M. Hawley and certain other stockholders of the
             Company.
    10.16    Waiver of default in fiscal 1997 under financial covenant
             with Congress Financial Corporation (Western) dated February
             9, 1996.
    10.17    Agreement of Congress Financial Corporation (Western) to
             suspend EBITDA covenant for fiscal 1998 dated March 11,
             1998.
    10.18    Waiver of defaults in fiscal 1997 under certain financial
             covenants with GECC dated February 26, 1998.
    10.19    Agreement of GECC to suspend compliance with covenant
             regarding debt-equity ratio for fiscal 1998 dated March 11,
             1998.
   *11       Statement regarding computation of per share earnings.
   *21       Subsidiaries.
    23.1     Consent of Morrison & Foerster LLP (included in its opinion filed as Exhibit 5).
   *23.2     Consent of Ernst & Young LLP, Independent Auditors.
   *23.3     Consent of Arthur Andersen LLP, Independent Public
             Accountants.
   *24       Power of Attorney. Reference is made to page II-7 of
             Registrant's Form S-1 dated December 23, 1997 (File No.
             333-43111).


---------------

 (1) Incorporated herein by reference to Exhibits to Registrant's Form S-4 dated June 19, 1992 (File No. 33-48725).

 (2) Incorporated herein by reference to Exhibit 10.2 to Registrant's Form 10-K for the year ended December 31, 1990 (File No. 0-17868).

 (3) Incorporated herein by reference to Exhibit to Registrant's Form 8-K dated as of January 20, 1995 (File No. 0-17868).

 (4) Incorporated herein by reference to Exhibit 4.3 to Registrant's Form 8-K dated as of October 7, 1993 (File No. 0-17868).

 (5) Incorporated herein by reference to Exhibit 10.1 to Registrant's Form 10-K dated as of December 31, 1994 (File No. 0-17868).

 (6) Incorporated herein by reference to Exhibits to Registrant's Form 10-K dated as of January 28, 1996 (File No. 0-17868).

 (7) Incorporated herein by reference to Exhibits to Registrant's Form 10-Q dated as of July 28, 1996 (File No. 0-17868).

 (8) Incorporated herein by reference to Exhibits to Registrant's Form 8-K dated as of August 26, 1996 (File No. 0-17868).

 (9) Incorporated herein by reference to Exhibits to Registrant's Form S-1 dated March 12, 1997 (File No. 333-19485).

(10) Incorporated herein by reference to Exhibits to Registrant's Form 10-K dated May 2, 1997 (File No. 0-17868).

(11) Incorporated herein by reference to Exhibit A to Registrant's Proxy Statement on Schedule 14A dated May 7, 1997 (File No. 0-17868).

(12) Incorporated herein by reference to Exhibits to Registrant's Form 8-K dated August 14, 1997 (File No. 0-17868).

(13) Incorporated herein by reference to Exhibits to Registrant's Form 10-Q dated as of December 17, 1997 (File No. 0-17868).


  *  Previously filed.

---------------

       (b)FINANCIAL STATEMENT SCHEDULES
          Report of Arthur Andersen LLP, Independent Public Accountants Report of Ernst & Young LLP, Independent Auditors.
          Schedule II -- Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS

     In accordance with Rule 430A of Regulation C under the Securities Act of 1933, as amended (the "Securities Act"), each of the undersigned registrants hereby undertakes:

          (a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (b) That insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of either registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (c) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (d) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brea, County of Orange, State of California, on March 26, 1998.


                                          KRAUSE'S FURNITURE, INC.

                                          By:     /s/ ROBERT A. BURTON

                                            ------------------------------------
                                                      Robert A. Burton
                                              Senior Vice President and Chief
                                                      Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement on Form S-1 has been signed on March 26, 1998 by the following persons or their respective attorneys-in-fact in the capacities indicated.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

/s/ PHILIP M. HAWLEY  *                                Chairman of the Board and Chief Executive
-----------------------------------------------------  Officer
Philip M. Hawley

/s/ ROBERT A. BURTON                                   Senior Vice President and Chief Financial
-----------------------------------------------------  Officer (Principal Financial Officer,
Robert A. Burton                                       Principal Accounting Officer)

/s/ THOMAS M. DELITTO  *                               Vice Chairman of the Board
-----------------------------------------------------
Thomas M. DeLitto

/s/ KAMAL G. ABDELNOUR  *                              Director
-----------------------------------------------------
Kamal G. Abdelnour

/s/ JEFFREY H. COATS  *                                Director
-----------------------------------------------------
Jeffrey H. Coats

/s/ PETER H. DAILEY  *                                 Director
-----------------------------------------------------
Peter H. Dailey

/s/ JOHN A. GAVIN  *                                   Director
-----------------------------------------------------
John A. Gavin

*By: /s/ ROBERT A. BURTON

     -------------------------------
            Robert A. Burton
            Attorney-In-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   1      Form of Underwriting Agreement.
 * 3.1    Certificate of Incorporation.(1)
 * 3.1a   Certificate of Amendment of Certificate of Incorporation
          dated November 28, 1994.(5)
 * 3.1b   Certificate of Amendment of Certificate of Incorporation
          dated August 1, 1995.(6)
 * 3.1c   Certificate of Amendment of Certificate of Incorporation
          dated June 7, 1996.(7)
 * 3.1d   Certificate of Amendment of Certificate of Incorporation
          dated August 1, 1996.(7)
 * 3.2    By-laws.(1)
 * 4.1    Loan and Security Agreement dated January 20, 1995 by and
          between Congress Financial Corporation (Western) and
          Krause's Sofa Factory and Castro Convertible Corporation.(3)
 * 4.1a   First Amendment to Loan and Security Agreement dated May 10,
          1996 by and between Congress Financial Corporation (Western)
          and Krause's Sofa Factory and Castro Convertible
          Corporation.(6)
 * 4.1b   Second Amendment to Loan and Security Agreement dated as of
          August 26, 1996 by and between Congress Financial
          Corporation (Western) and Krause's Sofa Factory and Castro
          Convertible Corporation.(10)
 * 4.1c   Third Amendment to Loan and Security Agreement dated as of
          November 25, 1996 by and between Congress Financial
          Corporation (Western) and Krause's Sofa Factory and Castro
          Convertible Corporation.(10)
 * 4.1d   Amended and Restated Subordination Agreement dated as of
          August 26, 1996 by and between Congress Financial
          Corporation (Western) and Krause's Furniture, Inc.(10)
 * 4.1e   Fourth Amendment to Loan and Security Agreement dated as of
          August 14, 1997 by and between Congress Financial
          Corporation (Western) and Krause's Sofa Factory and Castro
          Convertible Corporation.(12)
 * 4.1f   Fifth Amendment to Loan and Security Agreement dated as of
          December 11, 1997 by and between Congress Financial
          Corporation (Western) and Krause's Custom Crafted Furniture
          Corp. and Castro Convertible Corporation.(13)
 * 4.1g   Letter agreement between Krause's Furniture, Inc. and
          Congress Financial Corporation (Western).(12)
 * 4.2    Guarantee dated January 20, 1995 by Krause's Furniture, Inc.
          to Congress Financial Corporation (Western).(3)
 * 4.5    Certificate of Designations of Preferred Stock.(4)
   5      Opinion of Morrison & Foerster LLP with respect to legality.
 *10.1    1994 Directors Stock Option Plan.(5)
 *10.2    1990 Employees Stock Option Plan.(2)
 *10.3    Form of Securities Purchase Agreement between the Company
          and GECC dated as of August 26, 1996.(8)
 *10.4    Form of $5,000,000 10% Subordinated Pay-In-Kind Note due
          August 31, 2001.(8)
 *10.5    Form of Warrant to Purchase 1,400,000 Shares of Common
          Stock.(8)
 *10.6    Form of Securities Purchase Agreement between the Company
          and Certain Stockholders dated as of August 26, 1996.(8)
 *10.7    Form of Stockholders Agreement among the Company, GECC and certain other stockholders of the Company dated as of August
          26, 1996.(8)
 *10.8    Form of Registration Rights Agreement among the Company and
          GECC and certain other stockholders of the Company dated as of August 26, 1996.(8)
 *10.9    Employment Agreement with Philip M. Hawley.(8)
 *10.10   1997 Stock Incentive Plan.(11)
 *10.11   Supplemental Securities Purchase Agreement among Krause's
          Furniture, Inc., General Electric Corporation and Japan
          Omnibus Ltd., dated as of August 14, 1997.(12)
 *10.12   Letter agreement dated August 14, 1997 regarding Permal
          Group shares.(12)
 *10.13   Letter agreement dated August 14, 1997 regarding warrant
          dilution provisions.(12)

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
 *10.14   Form of Amendment to Registration Rights Agreement and
          Stockholders Agreement among the Company and GECC and
          certain other stockholders of the Company dated as of August
          14, 1997.
 *10.15   Form of Succession Agreement between the Company and Philip
          M. Hawley and certain other stockholders of the Company.
  10.16   Waiver of default in fiscal 1997 under financial covenant
          with Congress Financial Corporation (Western) dated February
          9, 1996.
  10.17   Agreement of Congress Financial Corporation (Western) to
          suspend EBITDA covenant for fiscal 1998 dated March 11,
          1998.
  10.18   Waiver of defaults in fiscal 1997 under certain financial
          covenants with GECC dated February 26, 1998.
  10.19   Agreement of GECC to suspend compliance with covenant
          regarding debt-equity ratio for fiscal 1998 dated March 11,
          1998.
 *11      Statement regarding computation of per share earnings.
 *21      Subsidiaries.
  23.1    Consent of Morrison & Foerster LLP (included in its opinion filed as Exhibit 5).
 *23.2    Consent of Ernst & Young LLP, Independent Auditors.
 *23.3    Consent of Arthur Andersen LLP, Independent Public
          Accountants.
 *24      Power of Attorney. Reference is made to page II-7 of
          Registrant's Form S-1 dated December 23, 1997 (File No.
          333-43111).


---------------

 (1) Incorporated herein by reference to Exhibits to Registrant's Form S-4 dated June 19, 1992 (File No. 33-48725).

 (2) Incorporated herein by reference to Exhibit 10.2 to Registrant's Form 10-K for the year ended December 31, 1990 (File No. 0-17868).

 (3) Incorporated herein by reference to Exhibit to Registrant's Form 8-K dated as of January 20, 1995 (File No. 0-17868).

 (4) Incorporated herein by reference to Exhibit 4.3 to Registrant's Form 8-K dated as of October 7, 1993 (File No. 0-17868).

 (5) Incorporated herein by reference to Exhibit 10.1 to Registrant's Form 10-K dated as of December 31, 1994 (File No. 0-17868).

 (6) Incorporated herein by reference to Exhibits to Registrant's Form 10-K dated as of January 28, 1996 (File No. 0-17868).

 (7) Incorporated herein by reference to Exhibits to Registrant's Form 10-Q dated as of July 28, 1996 (File No. 0-17868).

 (8) Incorporated herein by reference to Exhibits to Registrant's Form 8-K dated as of August 26, 1996 (File No. 0-17868).

 (9) Incorporated herein by reference to Exhibits to Registrant's Form S-1 dated March 12, 1997 (File No. 333-19485).

(10) Incorporated herein by reference to Exhibits to Registrant's Form 10-K dated May 2, 1997 (File No. 0-17868).

(11) Incorporated herein by reference to Exhibit A to Registrant's Proxy Statement on Schedule 14A dated May 7, 1997 (File No. 0-17868).

(12) Incorporated herein by reference to Exhibits to Registrant's Form 8-K dated August 14, 1997 (File No. 0-17868).

(13) Incorporated herein by reference to Exhibits to Registrant's Form 10-Q dated as of December 17, 1997 (File No. 0-17868).


  *  Previously filed.